Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q4 2025 and Full Year Earnings

Oklahoma City, January 15, 2026 – Bank7 Corp. (NASDAQ: BSVN) (“the Company”), the parent company of Oklahoma City-based Bank7 (the “Bank”), today reported unaudited results for the quarter ended December 31, 2025.  “We are happy to report a strong fourth quarter and another full-year of robust earnings.  Our bankers produced outstanding loan and deposit growth, while also maintaining a strong net interest margin and excellent credit quality.  We are excited about 2026, as our properly matched balance sheet has us well positioned to continue to take advantage of our dynamic geographic region,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended December 31, 2025 compared to the three months ended September 30, 2025:

-	Net income of $10.8 million compared to $10.8 million, a decrease of 0.55%
-	Earnings per share of $1.12 compared to $1.13, a decrease of 0.88%
-	Total assets of $2.0 billion compared to $1.9 billion, an increase of 3.82%
-	Total loans of $1.6 billion compared to $1.5 billion, an increase of 4.71%
-	Pre-provision pre-tax earnings of $14.2 million compared to $14.9 million, a decrease of 4.95%
-	Total interest income of $32.8 million compared to $33.7 million, a decrease of 2.67%

For the year ended December 31, 2025 compared to the year ended December 31, 2024:

-	Net income of $43.1 million compared to $45.7 million, a decrease of 5.75%
-	Earnings per share of $4.50 compared to $4.84, a decrease of 7.02%
-	Total assets of $2.0 billion compared to $1.7 billion, an increase of 12.87%
-	Total loans of $1.6 billion compared to $1.4 billion, an increase of 14.96%
-	Pre-provision pre-tax earnings of $57.5 million compared to $60.4 million, a decrease of 4.78%
-	Total interest income of $128.8 million compared to $131.5 million, a decrease of 2.11%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On December 31, 2025, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.82%, 14.09%, and 15.25%, respectively.  On December 31, 2025, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.82%, 14.09%, and 15.24%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings.  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended		For the Year Ended
	December 31,	September 30,	December 31,
	2025	2025	2025	2024
Calculation of Pre-Provision Pre-Tax Earnings	(Dollars in thousands)
Net Income	$10,784	$10,844	$43,069	$45,698
Income Tax Expense	3,375	3,342	13,696	14,656
Pre-tax net income	14,159	14,186	56,765	60,354
Add back: Provision for credit losses	-	700	700	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	-	10	10	6
Pre-provision pre-tax earnings	$14,159	$14,896	57,475	60,360

Unaudited Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except par value)
Assets	December 31, 2025 (unaudited)	December 31, 2024
	(Dollars in thousands)
Cash and due from banks	$244,635	$234,196
Interest-bearing time deposits in other banks	10,457	6,719
Available-for-sale debt securities (amortized cost of $57,316 and $66,445 at December 31, 2025 and December 31, 2024, respectively)	54,019	59,941
Loans, net of allowance for credit losses of $19,407 and $17,918 at December 31, 2025 and December 31, 2024, respectively	1,587,024	1,379,465
Loans held for sale	2,078	-
Premises and equipment, net	21,884	18,137
Nonmarketable equity securities	1,165	1,283
Core deposit intangibles	752	878
Goodwill	11,208	8,458
Interest receivable and other assets	30,418	30,731

Total assets	$1,963,640	$1,739,808

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$341,416	$313,258
Interest-bearing	1,359,417	1,202,213

Total deposits	1,700,833	1,515,471

Income taxes payable	594	77
Interest payable and other liabilities	11,218	11,047

Total liabilities	1,712,645	1,526,595

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,462,656 and 9,390,211 at December 31, 2025 and December 31, 2024, respectively	95	94
Additional paid-in capital	103,739	101,809
Retained earnings	149,707	116,281
Accumulated other comprehensive loss	(2,546)	(4,971)

Total shareholders’ equity	250,995	213,213

Total liabilities and shareholders’ equity	$1,963,640	$1,739,808

Unaudited Condensed Consolidated Statements of Comprehensive Income
(Dollar amounts in thousands, except per share data)
	Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Interest Income	(Dollars in thousands)
Loans, including fees	$30,306	$29,582	$117,513	$119,416
Interest-bearing time deposits in other banks	158	110	564	785
Debt securities, taxable	258	265	1,085	2,531
Debt securities, tax-exempt	59	60	246	273
Other interest and dividend income	2,035	2,313	9,350	8,535

Total interest income	32,816	32,330	128,758	131,540

Interest Expense
Deposits	10,551	10,593	40,885	45,345

Total interest expense	10,551	10,593	40,885	45,345

Net Interest Income	22,265	21,737	87,873	86,195

Provision for Credit Losses	-	-	700	-

Net Interest Income After Provision for Credit Losses	22,265	21,737	87,173	86,195

Noninterest Income
Mortgage lending income	326	137	1,326	370
Loss on sales, prepayments, and calls of available-for-sale debt securities	-	(3)	(10)	(6)
Service charges on deposit accounts	244	233	941	975
Other	1,269	2,034	6,246	9,915

Total noninterest income	1,839	2,401	8,503	11,254

Noninterest Expense
Salaries and employee benefits	5,805	5,043	22,634	20,783
Furniture and equipment	325	257	1,278	1,070
Occupancy	690	655	2,580	2,640
Data and item processing	513	459	2,128	1,897
Accounting, marketing and legal fees	273	255	757	836
Regulatory assessments	268	211	814	1,196
Advertising and public relations	289	192	917	549
Travel, lodging and entertainment	150	161	439	431
Other	1,632	2,185	7,364	7,693

Total noninterest expense	9,945	9,418	38,911	37,095

Income Before Taxes	14,159	14,720	56,765	60,354
Income tax expense	3,375	3,611	13,696	14,656
Net Income	$10,784	$11,109	$43,069	$45,698

Earnings per common share - basic	$1.14	$1.19	$4.56	$4.92
Earnings per common share - diluted	1.12	1.16	4.50	4.84
Weighted average common shares outstanding - basic	9,454,366	9,366,074	9,444,105	9,290,051
Weighted average common shares outstanding - diluted	9,599,897	9,556,388	9,574,190	9,447,751

Other Comprehensive Income

Unrealized gains on securities, net of tax expense(benefit) of $141 and ($304) for the three months ended December 31 2025 and 2024, respectively; net of tax expense of $784 and $335 for the years ended December 31, 2025 and 2024, respectively	$475	$(856)	$2,417	$1,169
Reclassification adjustment for realized losses included in net income net of tax of $0 and $1 for the three months ended December 31, 2025 and 2024, respectively; $2 and $1 for the years ended December 31, 2025 and 2024, respectively	-	2	8	5
Other comprehensive income	$475	$(854)	$2,425	$1,174
Comprehensive Income	$11,259	$10,255	$45,494	$46,872

	Net Interest Margin
	For the Three Months Ended December 31,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$226,584	$2,193	3.84%	$195,948	$2,423	4.91%
Debt securities, taxable-equivalent	44,673	258	2.29	50,504	265	2.08
Debt securities, tax exempt	11,196	59	2.09	14,216	60	1.67
Loans held for sale	1,431	-	-	526	-	-
Total loans(1)	1,570,814	30,306	7.65	1,422,382	29,582	8.25
Total interest-earning assets	1,854,698	32,816	7.02	1,683,576	32,330	7.62
Noninterest-earning assets	41,518			39,721
Total assets	$1,896,216			$1,723,297

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,078,895	$8,214	3.02%	$911,978	$7,683	3.34%
Time deposits	244,282	2,337	3.80	250,209	2,910	4.61
Total interest-bearing deposits	1,323,177	10,551	3.16	1,162,187	10,593	3.62
Total interest-bearing liabilities	$1,323,177	10,551	3.16	$1,162,187	10,593	3.62

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$312,943			$338,645
Other noninterest-bearing liabilities	12,435			13,014
Total noninterest-bearing liabilities	325,378			351,659
Shareholders’ equity	247,661			209,451
Total liabilities and shareholders’ equity	$1,896,216			$1,723,297

Net interest income		$22,265			$21,737
Net interest spread			3.86%			4.00%
Net interest margin			4.76%			5.12%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Year Ended December 31,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$235,211	$9,914	4.21%	$184,328	$9,320	5.04%
Debt securities, taxable-equivalent	46,599	1,085	2.33	90,184	2,531	2.80
Debt securities, tax exempt	12,042	246	2.04	16,651	273	1.64
Loans held for sale	1,448	-	-	343	-	-
Total loans(1)	1,483,112	117,513	7.92	1,391,552	119,416	8.56
Total interest-earning assets	1,778,412	128,758	7.24	1,683,058	131,540	7.79
Noninterest-earning assets	41,782			39,555
Total assets	$1,820,194			$1,722,613

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,021,059	$31,396	3.07%	$882,314	$33,408	3.78%
Time deposits	237,548	9,489	3.99	254,057	11,937	4.69
Total interest-bearing deposits	1,258,607	40,885	3.25	1,136,371	45,345	3.98
Total interest-bearing liabilities	$1,258,607	$40,885	3.25	$1,136,371	$45,345	3.98

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$317,743			$381,660
Other noninterest-bearing liabilities	11,105			12,419
Total noninterest-bearing liabilities	328,848			394,079
Shareholders’ equity	232,739			192,163
Total liabilities and shareholders’ equity	$1,820,194			$1,722,613

Net interest income		$87,873			$86,195
Net interest spread			3.99%			3.81%
Net interest margin			4.94%			5.11%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its fourth quarter results, which will be broadcast live over the Internet, on Thursday, January 15, 2026 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/bY1VLYELzkO. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/bY1VLYELzkO shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600